UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23494	35-1778566

(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

2601 Metropolis Parkway, Suite 210, Plainfield, Indiana		46168

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
Stock Purchase Agreement
     On July 31, 2007, Brightpoint, Inc., an Indiana corporation (the “Registrant”), completed its acquisition of all of the issued and outstanding capital stock of Dangaard Telecom A/S, a Danish company (“Dangaard Telecom”) from Dangaard Holding A/S, a Danish company (“Dangaard Holding”) for a purchase price of (i) $100,000 in cash and (ii) 30,000,000 shares of the Registrant’s unregistered common stock, $0.01 par value (the “Shares”). In addition, the Registrant assumed approximately $350 million of Dangaard Telecom’s indebtedness.
     The acquisition was consummated following the approval and adoption of (i) the issuance of the Shares and (ii) the appointment of Dangaard Telecom’s three director designees to Registrant’s Board of Directors (the “Board”), by Registrant’s shareholders at Registrant’s Annual Meeting of Shareholders held on July 30, 2007 (“Annual Meeting”). The terms of the purchase are governed by the previously announced Stock Purchase Agreement (the “Purchase Agreement”) by and among the Registrant, Dangaard Holding, Dangaard Telecom, and Nordic Capital Fund VI (for purposes of Sections 6.16 and 12.14 only), consisting of: Nordic Capital VI Alpha, L.P. and Nordic Capital Beta, L.P., Jersey limited partnerships acting through their general partner Nordic Capital VI Limited, a Jersey company, NC VI Limited, a Jersey company, and Nordic Industries Limited, a Jersey company.
     In connection with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the following agreements were executed: (i) a Registration Rights Agreement by and between the Registrant and Dangaard Holding (the “Registration Agreement”), (ii) a Shareholder Agreement by and between the Registrant and Dangaard Holding (the “Shareholder Agreement”), and (iii) an Escrow Agreement by and among the Registrant, Dangaard Holding and American Stock Transfer and Trust Company, as escrow agent (the “Escrow Agreement”).
     In accordance with the Escrow Agreement, 3,000,000 of the Shares were deposited by the parties into an escrow account at the Closing for a period of up to three years to secure Dangaard Holding’s indemnity obligations to Registrant under the Purchase Agreement. The Escrow Agreement provides that, of the escrowed shares, 1,000,000 shares will be held in escrow for one year, 1,000,000 shares will be held in escrow for two years and 1,000,000 shares will be held in escrow for three years, in each case subject to earlier disbursement (in accordance with the terms of the Escrow Agreement) to Brightpoint in satisfaction of any indemnification obligations arising under the terms of the Purchase Agreement.
     The Registration Agreement requires the Registrant to file, as soon as practicable after Closing, a registration statement under the Securities Act of 1933, as amended (the “Act”), relating to the offer and resale of up to 8,000,000 of the Shares and also provides Dangaard Holding and its successors and permitted assigns (i) the right, under certain circumstances, on up to three separate occasions commencing one year from Closing, to demand that the Company file a registration statement with respect to the all or a portion of the Shares and (ii) certain “tag-along” registration rights with respect to the Shares.
     Pursuant to the Shareholder Agreement, at the Closing the Registrant took all action necessary to cause its Board to be comprised of nine directors, including the three directors designated by Dangaard Holding (each of whom was approved by the Registrant’s corporate governance and nominating committee and determined to be independent under both the

Registrant’s Board’s corporate governance principles and NASDAQ Marketplace Rule 4200(a), and each of whose appointment was approved by Registrant’s shareholders at the Registrant’s Annual Meeting). Under the Shareholder Agreement, the number of directors that the Shareholder will have the right to propose to the corporate governance and nominating committee of the Board for future election to the Board (between none and three) will depend upon the level of the Shareholder’s ownership percentage in the Registrant as more fully stated in the Shareholder Agreement.
     In connection with the Closing, each of the following officers or key employees of the Registrant agreed to waive any rights they have to change of control payments or acceleration of vesting of equity awards under their respective employment agreements and other agreements with the Registrant that would occur solely with respect to the transactions consummated at the Closing: Robert J. Laikin, J. Mark Howell, Anthony W. Boor, Steven E. Fivel, John Alexander Du Plessis Currie and Bruce Thomlinson, subject, in the case of Mr. Thomlinson, to the Registrant’s agreement to enter into a mutually acceptable five-year consulting agreement with him if he resigns his position with the Registrant within 15 months after the Closing.
Amendment to Credit Agreement
     On February 16, 2007, the Registrant entered into a Credit Agreement (the “Credit Agreement”) by and among the Registrant (and certain of its subsidiaries identified therein), Banc of America Securities LLC, as sole lead arranger and book manager, General Electric Capital Corporation, as syndication agent, ABN AMRO Bank N.V., as documentation agent, Wells Fargo Bank, N.A., as documentation agent, Bank of America, N.A., as administration agent and the other lenders party thereto. The Credit Agreement established a five year senior secured revolving credit facility with a line of credit in the initial amount of $165 million. The line of credit contained an uncommitted accordion facility pursuant to which the Registrant may be able to increase the total commitment under the revolving credit facility to up to $240 million. The Credit Agreement is subject to certain financial covenants and is secured by a lien on certain of the Registrant’s property and a pledge of the voting stock issued by certain of its subsidiaries.
     On July 31, 2007 the parties to the Credit Agreement entered into the First Amendment to the Credit Agreement (the “First Amendment”), which, among other things, resulted in: (i) an increase in the amount available under the secured revolving credit facility from $240 million to $300 million, (ii) the extension to the domestic borrowers of a term loan in an original principal amount equivalent to $125 million, (iii) the extension to the foreign borrowers, including two of the Dangaard companies, of a term loan in an original principal amount equivalent to $125 million, (iv) the addition to the Credit Agreement of two Dangaard companies as foreign borrowers and five other Dangaard companies as foreign guarantors, and (v) increased commitments, in certain cases, from existing members of the bank group, and new commitments from other lenders who will became new members of the bank group upon the closing of the First Amendment. The amendment was co-arranged by Banc of America Securities LLC, and ABN Amro N.V. with participation in the facility by Nordea Bank Danmark A/S, Citibank, N.A., The Royal Bank of Scotland PLC, Bank DnB NORD AS, Fifth Third Bank, Inc., General Electric Capital Corporation, Wells Fargo Bank, N.A., Deutsche Bank AG, National City Bank, Bank of Tokyo-Mitsubishi Trust Company, Nykredit Bank A/S, HSH Nordbank AG, and BMO Capital Markets Financing, Inc. Nordea Bank Danmark A/S, which was previously the largest lender to Dangaard Telecom, joined as the largest credit provider under the amended credit facility.
     The descriptions of the Purchase Agreement, Registration Rights Agreement, Shareholders Agreement, Escrow Agreement, Credit Agreement and First Amendment

(collectively the “Agreements”) are qualified in their entirety by reference to the full text therein, which are attached to this Report as exhibits and incorporated herein by reference. The Agreements have either been previously filed or are attached hereto to provide investors with information regarding their terms and are not intended to provide any other factual information about the parties to such agreements. The Agreements each contain representations and warranties that the parties to such agreements made to and solely for the benefit of the other parties to such agreements. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the respective date of the Agreements. In addition, the Agreements are modified by any applicable underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Agreements, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Dangaard Telecom debt assumed by the Registrant, the Credit Agreement and the First Amendment is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
     (a) As set forth in Item 1.01, at the Closing on July 31, 2007, the Registrant issued 30,000,000 shares of its unregistered common stock to Dangaard Holding in connection with Registrant’s acquisition of all of the outstanding capital stock of Dangaard Telecom. The Shares were issued to Dangaard Holding without registration under the Securities Act of 1933 (the “Act”), in reliance upon the exemptions from registration provided under Section 4(2) of the Act. The issuance did not involve any public offering; no general solicitation or general advertising was used in connection with the Offering; the Registrant obtained representations from Dangaard Holding regarding its investment intent, experience and sophistication; Dangaard Holding either received or had access to adequate information about the Registrant in order to make informed investment decisions; Dangaard Holding represented that it was an “accredited investor” within the meaning of Rule 501 of Regulation D of the Act and the Shares were issued with restricted securities legends.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b), (c) and (d) In connection with the Closing, on July 31, 2007, the Registrant’s Board (i) accepted the resignations of V. William Hunt, Stephen H. Simon and Robert F. Wagner as members of the Registrant’s Board, and (ii) appointed three designees of Dangaard Holding, Jorn P. Jensen, Thorlief Krarup and Jan Gesmar-Larsen to the Registrant’s Board. Each of Messrs. Jensen, Krarup and Gesmar-Larsen has been approved by the Registrant’s corporate governance and nominating committee and determined by the Board to be independent under both the Board’s corporate governance principles and NASDAQ Marketplace Rule

4200(a). In addition, appointment of the three new directors was approved by the Registrant’s shareholders at the Annual Meeting.
     Set forth below for each new director is his age, a brief description of his principal occupation and business experience during the last five years and, if applicable, certain other directorships he holds:
     Jorn P. Jensen has served as Executive Vice President and chief financial officer of Carlsberg A/S, an international brewery, since 2000 and, during his tenure there, has also served as chairman, vice chairman or board member in several companies within the Carlsberg Group. Mr. Jensen is also a member of the board of directors of the JL Foundation (Vesterhavet A/S) which owns the J. Lauritzen Group, a shipping company.
     Thorleif Krarup has served as the chairman of Dangaard Telecom and Dangaard Holding since September 2006 and has functioned as an advisor to Nordic Capital since 2004. Upon the closing, Mr. Krarup stepped down from the boards of Dangaard Telecom and Dangaard Holding. Previously, he held several group chief executive positions within the financial sector, including with Nykredit A/S, the largest Danish mortgage bank, and following its merger with Tryg, the largest Danish insurance company, the holding company Tryg Nykredit Holding, from 1987 to 1992; Unibank A/S, the second largest Danish bank, from 1992 to 2000; and Nordea AB, the largest bank in the Nordic region, which he co-founded, from 2000 to 2002. Mr. Krarup also currently serves as deputy chairman of the boards of H. Lundbeck A/S, a pharmaceuticals company, Alk Abello A/S, an allergy treatment/pharmaceuticals company, and LFI A/S, an investment company that holds 72% of H. Lundbeck. He is also a member of the board of directors for each of Group 4 Securicor Plc, a security and cash service company, and Bang & Olufsen A/S, a consumer electronics company, as well as several foundations, including Lundbeckfonden, The Crown Prince Frederik Fond and Danmark-Amerika fondet.
     Jan Gesmar-Larsen has served as a member of the board of directors of Dangaard Telecom and Dangaard Holding since September 2006. Upon the Closing, Mr. Gesmar-Larsen stepped down from the boards of each of these companies. Prior thereto, he served on various other boards of directors, including as chairman of Interse A/S from January 2001 until May 2005, chairman of Hal Knowledge Solutions from August 2002 until May 2004 and as vice chairman of Bang & Olufsen A/S from 1996 to May 2003. He also served on the advisory board of Danske Bank A/S (from September 1999 to May 2004). Previously he held senior executive positions in the personal computer industry, including at Dell Computer Corporation as president of its Europe, Middle East and Africa division (EMEA) from 1997 to 2000 and at Apple Computer in various positions from 1993 to 1997, including most recently as its president EMEA.
     The Shareholder’s Agreement requires that the three newly appointed directors serve in different classes. Accordingly, Mr. Gesmar-Larsen was appointed as a Class I Director, Mr. Krarup was appointed as a Class II Director and Mr. Jensen was appointed as a Class III Director. As a result, Robert Laikin was reclassified from a Class II director to a Class I director, and Marisa Pratt was reclassified from a Class III director to a Class II director. Eliza Hermann will continue as a Class I director, Richard Roedel will continue as a Class II director and Jerre L. Stead and Kari-Pekka Wilska will continue as Class III directors.

     Messrs. Jensen, Gesmar-Larsen and Krarup will serve as members of the Board’s audit committee, compensation committee and corporate governance and nominating committee, respectively.
     On July 31, 2007, Messrs. Jensen, Gesmar-Larsen and Krarup each received initial awards of 3,808 shares of the Registrant’s common stock pursuant to the Registrant’s Amended and Restated Independent Director Stock Compensation Plan (the “Director Stock Plan”). The number of shares awarded was determined by dividing $50,000 by the $13.13 closing share price of Registrant’s common stock on the Nasdaq Global Select Market on July 31, 2007. In addition, for the remainder of 2007 they will each receive the same compensation as the registrant’s other independent directors, which is comprised of a pro rata portion of a $50,000 annual retainer received in a combination of cash and stock, based on the director’s election, subject to the required share condition defined in the Director Stock Plan, and Mr. Jensen will receive a pro rated portion of the $10,000 fee for serving as a member of the Registrant’s audit committee.
     Also in connection with the Closing, the Registrant appointed Michael Koehn Milland to serve as its Co-Chief Operating Officer and President, International Operations. Set forth below is a brief description of Mr. Milland’s principal occupations and business experience for at least the past five years:
     With respect to each of the three directors who resigned, the Board, in accordance with the terms of the Director Stock Plan, determined to vest the 4,558 annual award shares previously awarded to each director that were due to vest on January 1, 2008. Each former director forfeited 1,859 annual award shares that were not scheduled to vest until January 1, 2009. In addition, Mr. Wagner received the remaining $25,000 of his cash compensation for fiscal 2007, Mr. Simon received $7,500 and will receive a number of elective shares of Registrant’s common stock on December 15, 2007 equal to $17,500 divided by the closing price on that date, prorated for the number of days served between June 15, 2007 and December 15, 2007, and Mr. Hunt received $12,500 and will receive a number of elective shares of Registrant’s common stock on December 15, 2007 equal to $12,500 divided by the closing price on that date, prorated for the number of days served between June 15, 2007 and December 15, 2007.
     Michael Koehn Milland, age 44, has been with Dangaard Telecom since 1999 as its chief operating officer. Prior to that he held positions as: chief executive officer of the handset vendor, Philips Consumer Communication, in central Europe; general director and chief executive officer of FORA, a Russian telecommunications operation, in St. Petersburg; chief operating officer of Thorn Emi, a UK based retail and rental business with representation in Denmark; sales manager with Sonofon A/S, the first MVNO in Denmark; and other positions in the international retail and telecommunications industries.
     Mr. Milland will continue under his existing employment agreement, which provides that he receive an annual salary of DKK 2.8 million (USD 516,044)1, and annual bonus of DKK 700,000 (USD 129,008)1. Mr. Milland’s employment agreement provides that he can terminate his employment on six months prior notice and that the Registrant can terminate his employment on 24 months prior written notice. Retirement under the agreement is required at age 60. The agreement also provides that Mr. Milland is subject to a non-competition clause for 24 months from the date of termination.
     (e) Amendment of Brightpoint’s 2004 Long-Term Incentive Plan
     At the Registrant’s Annual Meeting on July 30, 2007, the Registrant’s shareholders approved an amendment of Brightpoint’s 2004 Long-Term Incentive Plan to remove its limitation on the use of plan shares for non-option based awards and to broaden Brightpoint’s ability to qualify awards under the plan as performance-based compensation. The Amended 2004 Long-Term Incentive Plan was annexed as Annex E to the Registrant’s Definitive Proxy Statement on Schedule 14A dated June 20, 2007, and is incorporated herein by reference.

[1]	Based on an Exchange Rate of 5.426 Danish Kroner to 1 US Dollar.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

The financial statements of Dangaard Telecom A/S (i) as of September 30, 2006 and 2005 and for the three years ended September 30, 2006, and (ii) as of March 31, 2007 and September 30, 2006 and for the six months ended March 31, 2007 and 2006 (Unaudited) were filed as Annex C to the Registrant’s Definitive Proxy Statement on Schedule 14A dated June 20, 2007, which was filed with the Securities and Exchange Commission on June 20, 2007 (the “Proxy Statement”), and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item was provided as Annex D to the Proxy Statement, and are incorporated herein by reference.

(d)	Exhibits

Exhibit 2.1	Stock Purchase Agreement dated as of February 19, 2007 by and among Brightpoint, Inc., Dangaard Holding A/S, Dangaard Telecom A/S and Nordic Capital Fund VI (for purposes of Sections 6.16 and 12.14 only), consisting of: Nordic Capital VI Alpha, L.P., Nordic Capital Beta, L.P., NC VI Limited and Nordic Industries Limited and First, Second and Third Amendments thereto. (1)

Exhibit 4.1	Shareholder Agreement dated as of July 31, 2007 by and among Brightpoint, Inc. and Dangaard Holding A/S. (2)

Exhibit 4.2	Registration Rights Agreement dated as of July 31, 2007 by and among Brightpoint, Inc. and Dangaard Holding A/S. (2)

Exhibit 10.1	Credit Agreement dated February 16, 2007 by and among Brightpoint, Inc. (and certain of its subsidiaries identified therein), Banc of America Securities LLC, as sole lead arranger and book manager, General Electric Capital Corporation, as syndication agent, ABN AMRO Bank N.V., as documentation agent, Wells Fargo Bank, N.A., as documentation agent, Bank of America, N.A., as administration agent, and the other lenders party thereto. (3)

Exhibit 10.2	First Amendment dated July 31, 2007 to Credit Agreement dated February 16, 2007 by and among the Brightpoint, Inc. (and certain of its subsidiaries identified therein), Banc of America Securities LLC, as sole lead arranger and book manager, General Electric Capital Corporation, as syndication agent, ABN AMRO Bank N.V., as documentation agent, Wells Fargo Bank, N.A., as documentation agent, Bank of America, N.A., as administration agent, and the other lenders party thereto. (2)

Exhibit 10.3	Escrow Agreement dated as of July 31, 2007 by and among Brightpoint, Inc., Dangaard Holding and American Stock Transfer and Trust Company, as escrow agent (2)

Exhibit 10.4	Brightpoint, Inc. Amended 2004 Long-Term Incentive Plan(4)*
(1)	Previously filed as Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A dated June 20, 2007.

(2)	Filed herewith.

(3)	Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 21, 2007.

(4)	Previously filed as Annex E to Registrant’s Definitive Proxy Statement on Schedule 14A dated June 20, 2007.

*	Denotes management compensation plan or arrangement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President, General Counsel and Secretary

Date: August 2, 2007